Exhibit 5.1

July 1, 2013

ECOtality, Inc.

One Montgomery Street, Suite 2525

San Francisco, California 94104

Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to ECOtality, Inc., a Nevada corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (the “Registration Statement”), of up to 7,685,135 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), consisting of (i) 5,123,423 shares of Common Stock that have been issued (the “Issued Shares”) in connection with that certain Securities Purchase Agreement, dated June 12, 2013 (the “Purchase Agreement”), by and among the Company and the investors party thereto (the “Selling Stockholders”), and (ii) up to 2,561,712 shares of Common Stock issuable to the Selling Stockholders (the “Issuable Shares”) upon the exercise of the warrants to purchase Common Stock, dated June 18, 2013 (the “Warrants”), issued to the Selling Stockholders in connection with the Purchase Agreement.

In connection with this opinion, we have examined originals or copies of the following documents:

(a)     the Company’s Amended and Restated Articles of Incorporation;

(b)     the Certificate of Designations for the Company’s Series A Convertible Preferred Stock;

(c)     the Second Amended and Restated Bylaws of the Company;

(d)     minutes and records of the corporate proceedings of the Company with respect to the issuance of the Common Stock and the Warrants;

(e)     the Purchase Agreement;

(f)      the Registration Rights Agreement, dated June 18, 2013, by and among the Company and the Selling Stockholders;

(g)     the Warrants;

(h)     the Registration Statement; and

(i)      such other documents as we have deemed necessary or appropriate to enable us to render the opinions expressed below.

This opinion is based entirely on our review of the documents listed in the preceding paragraph, and we have made no other documentary review or investigation of any kind whatsoever for purposes of this opinion. In rendering the opinion expressed below, we have assumed the genuineness of all signatures on all documents that we examined, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, the State of California and the existing Nevada General Corporation Law and reported judicial decisions relating thereto.

Based upon and subject to the foregoing, we are of the opinion that (i) the Issued Shares have been validly issued and are fully paid and nonassessable and (ii) the Issuable Shares, when issued, paid for, sold and delivered in accordance with the Warrants, and as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the related prospectus.

This opinion is intended solely for use in connection with issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ FARELLA BRAUN + MARTEL LLP

FARELLA BRAUN + MARTEL LLP